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                                                                  Exhibit 10.38

                         FINOVA TECHNOLOGY FINANCE, INC.

                             MASTER LEASE AGREEMENT
                              DATED OCTOBER 6, 1997


Lessor: FINOVA Technology Finance, Inc.      Lessee: Creative BioMolecules, Inc.
        10 Waterside Drive                           45 South Street
        Farmington, CT  06032                        Hopkinton, MA 01748


       1. LEASE. Lessor agrees to lease to Lessee and Lessee agrees to lease from Lessor the personal property including intangibles (the "Equipment") described in one or more Rental Schedules (herein called "Schedule(s)") to this Master Lease Agreement. Each such Schedule incorporates by this reference, the terms and conditions set forth in this Master Lease Agreement and constitutes a separate lease (the "Lease"). The lease of Equipment under each Lease shall be for such term and such rents as may be agreed to by execution of the Schedules and this Master Lease Agreement shall control and be effective as to all such Schedules, the same as though set forth herein unless expressly amended or modified in writing for particular Schedules. The term "Equipment" as used in this Master Lease Agreement shall refer to items leased under all Schedules and the terms hereof, unless expressly amended or modified in writing, shall apply equally to all such Equipment.

       2. TERM AND RENT. The Initial Term for each item of Equipment shall be for the period specified in the Schedules, and Lessee shall pay Lessor, throughout the Initial Term for the use of the Equipment, the Rent specified in the Schedules. The Initial Term and Rent with respect to each item of Equipment shall commence as set out in the applicable Schedule.

       3. LATE CHARGES. Time is of the essence in this Lease. If any Rent or other amount due hereunder are not paid within five (5) days after the due date thereof, Lessor shall have the right to add and collect and Lessee agrees to pay
(a) a late charge on, and in addition to, such unpaid Rent or other charges, equal to five percent (5%) of such unpaid Rent or a lesser amount if established by any state of federal statute applicable thereto, (b) interest on such Rent or other charges from, the due date until paid at the highest contract rate enforceable against Lessee under applicable law, (c) a collection fee of $500 for additional administrative costs.

       4. DISCLAIMER OF WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor manufacturer's agent, and Lessee represents that Lessee has selected the Equipment leased hereunder based upon Lessee's judgment prior to having requested Lessor to purchase the same for leasing to Lessee, and Lessee agrees that as between Lessor and Lessee, the Equipment leased hereunder is of a design, size, fitness and capacity selected by Lessee and that Lessee is satisfied that the same is suitable and fit for its intended purposes. LESSEE FURTHER AGREES THAT LESSOR HAS MADE AND MAKES NO REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, DIRECTLY OR INDIRECTLY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUITABILITY, DURABILITY, FITNESS FOR USE AND MERCHANTABILITY OF ANY SUCH EQUIPMENT, THE PURPOSES AND USES OF THE LESSEE THE CHARACTERIZATION OF THE LEASE FOR TAX, ACCOUNTING OR OTHER PURPOSES, COMPLIANCE OF THE EQUIPMENT WITH APPLICABLE GOVERNMENTAL REQUIREMENTS, OR OTHERWISE. Lessee specifically waives all rights to make claim against Lessor herein for breach of any warranty of any kind whatsoever. Notwithstanding the foregoing, Lessee shall be entitled to the benefit of any applicable manufacturer's warranties received by Lessor and to the extent assignable, such warranties are hereby assigned by Lessor to Lessee for the term of the applicable Schedules. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by any Equipment leased hereunder or for the use or maintenance thereof, or for the failure of operations thereof, or for the repairs, service or adjustment thereto, or by any delay or failure to provide any thereof, or by any interruption of service or loss of use thereof or for any loss of business or any other damage



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whatsoever and howsoever caused. No defect or unfitness of the Equipment shall relieve Lessee of the obligation to pay Rent, or to perform any other obligation under this Lease.

       5. USE, OPERATION AND MAINTENANCE. Lessee shall use the Equipment in the manner for which it was designed and intended, solely for Lessee's business purposes, in accordance with all manufacturer manuals and instructions and in compliance with all applicable laws, regulations and orders. Lessee, at Lessee's own cost and expense, shall keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and shall furnish all parts, mechanisms, devices and servicing required therefor and necessary to comply with all applicable health and safety standards. If commercially available, Lessee shall maintain in force a maintenance agreement with respect to the Equipment with the manufacturer thereof or such other party as may be acceptable to Lessor, and the Equipment, upon return to Lessor, shall qualify for such program without additional expense. All replacement parts and repairs at any time made to or placed upon the Equipment shall become the property of Lessor. Lessee may, with Lessor's prior written consent, make such alterations, modifications or additions to the Equipment as Lessee may deem desirable in the conduct of its business; provided the same shall not diminish the value or utility of the Equipment, or cause the loss of any warranty thereon or any certification necessary for the maintenance thereof, and shall be readily removable without causing damage to the Equipment. Upon return to Lessor the Equipment as to which such alterations, modifications or additions have been made, Lessee, if requested to do so by Lessor, shall remove the same and restore the Equipment to its original condition, reasonable wear and tear only being excepted, and, if not so removed, title thereto shall automatically vest in Lessor.

Lessee shall keep the Equipment free and clear from all liens, charges, encumbrances, legal process and claims. Lessee shall not assign, sublet, hypothecate, sell, transfer or part with possession of the Equipment or any interest in this Lease, and any attempt to do so shall be null and void and shall constitute a default hereunder. Lessee shall not move the Equipment from the location noted in the Schedules without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Neither this Lease nor any interest in the Equipment is assignable or transferable by Lessee by operation of law. Lessee agrees not to waive its right to use and possess the Equipment in favor of any party other than Lessor and further agrees not to abandon the Equipment to any party other than Lessor. So long as Lessee faithfully performs and meets each and every term and condition to be performed or met by Lessee under this Lease, Lessee's quiet and peaceful possession of the Equipment will not be disturbed by Lessor or anyone claiming by, through or on behalf of Lessor.

       6. TITLE. The Equipment is and at all times shall remain the sole and exclusive personal property of Lessor (subject to Section 18 hereof). No right, title or interest in the Equipment shall pass to Lessee other than the right to maintain possession and use of the Equipment for the full lease term, conditioned upon Lessee's compliance with the terms and conditions of this Lease. If requested by Lessor, Lessee shall affix to or place on the Equipment plates or markings indicating Lessor's ownership. Lessee covenants and agrees that the Equipment is, and will at all times, remain the personal property of Lessor (subject to Section 18 hereof). If requested by Lessor, Lessee will obtain a waiver, in recordable form, from all persons with a real property interest in the premises wherein the Equipment may be located, waiving any claim with respect thereto. Lessor shall have the right from time to time during normal business hours to enter upon Lessee's premises or elsewhere for the purpose of confirming the existence, condition, and proper maintenance of the Equipment or for any other reasonable business purpose.

       7. RENT ADJUSTMENT. The Effective Lease Rate will remain fixed for the duration of the Initial Term. Prior to the funding date, the date that Lessor pays the Purchase Price of the Equipment as set forth in the Schedule, Lessor may adjust the Rent in order to maintain its originally anticipated rate of return if; (i) there is a change in the yield on the U.S. Treasury Securities, as quoted in The Wall Street Journal, from the current defined Base Yield specified in the Schedules; (ii) the Rental Commencement Date as set forth in the Schedules, is not on or before the Commitment Expiration Date specified on the Schedules; (iii) Lessee fails to deliver documentation as requested by Lessor; or (iv) the Equipment cannot be acquired by Lessor at a cost equal to the invoice cost specified on the Schedules.



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       8.     TAXES. Lessee shall promptly reimburse Lessor for, or shall pay directly if so requested by Lessor, as additional Rent, all taxes, charges and fees which may now or hereafter be imposed or levied by any governmental body or agency upon or in connection with the purchase, ownership, lease, possession, use or location of the Equipment or otherwise in connection with the transactions contemplated by the Lease, excluding, however, all taxes on or measured by the net income of Lessor, and shall keep the Equipment free and clear of all levies, liens or encumbrances arising therefrom. Lessor shall file, as owner and party responsible for payment of tax, personal property tax return relating to the Equipment unless otherwise provided in writing. Lessee shall promptly reimburse Lessor for all property taxes levied on or assessed against the Equipment during the Initial Term and all renewals or extensions, without any proration whatsoever. Failure of Lessee to promptly pay amounts due hereunder shall be the same as failure to pay any installment of Rent. If Lessee is requested by Lessor to file any returns or remit payments directly to any governmental body or agency as provided for hereunder, Lessee shall provide proof of said filing or payment to Lessor upon request.

       9. LOSS OR DAMAGE OF EQUIPMENT. Lessee hereby assumes and shall bear the risk of loss for destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor. No such loss or damage shall impair any obligation of Lessee under this Lease which shall continue in full force and effect. In event of damage to or theft, loss or destruction of the Equipment (or any item thereof), Lessee shall promptly notify Lessor in writing of such fact and of all details with respect thereto, and shall, within thirty (30) days of such event, at Lessor's option, (a) place the same in good repair, condition and working order or, (b) replace the Equipment (or any item thereof) with like personal property in good repair, condition and working order and transfer clear title to such replacement property to Lessor whereupon such property shall be subject to this Lease and be deemed the Equipment for purposes hereof; or, (c) pay Lessor an amount equal to the sum of (i) all Rent accrued to the date of such payment, plus (ii) the "Stipulated Loss Value" as set forth in the Schedules, whereupon this Lease shall terminate, except for Lessee's duties under Section 11 hereof, solely with respect to the Equipment (or any item thereof) for which such payment is received by Lessor. Upon payment of the amount set forth in (c), the Rent for such Schedules shall be reduced proportionately. Any insurance proceeds received with respect to the Equipment (or any item thereof) shall be applied, in the event option (c) is elected, in reduction of the then unpaid obligations, including the Stipulated Loss Value, of Lessee to Lessor, if not already paid by Lessee, or, if already paid by Lessee, to reimburse Lessee for such payment, or, in the event option (a) or (b) is elected, to reimburse Lessee for the costs of repairing, restoring or replacing the Equipment (or any item thereof) upon receipt by Lessor of evidence, satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor.

       10. INSURANCE. Lessee shall keep the Equipment insured against theft and all risks of loss or damage from every cause whatsoever for not less than the greater of the replacement cost, new, or the Stipulated Loss Value of the Equipment and shall carry public liability insurance, both personal injury and property damage, covering the Equipment and Lessee shall be liable for all deductible portions of all required insurance. All said insurance shall be in form and amount and with companies satisfactory to Lessor. All insurance for theft, loss or damage shall provide that losses, if any, shall be payable to Lessor, and all such liability insurance shall name Lessor (or Lessor's assignee as appropriate) as additional insured and shall be endorsed to state that it shall be primary insurance as to Lessor. Any other insurance obtained by or available to Lessor shall be secondary insurance. Lessee shall pay the premiums therefor and deliver to Lessor a certificate of insurance or other evidence satisfactory to Lessor that such insurance coverage is in effect; provided, however, that Lessor shall be under no duty either to ascertain the existence of or to examine such insurance policies or to advise Lessee in the event such insurance coverage shall not comply with the requirements hereof. Each insurer shall agree by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that it will give Lessor thirty (30) days written notice prior to the effective date of any alteration or cancellation of such policy. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as set out in Section 9 hereof. Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any said insurance policies.




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In case of the failure of Lessee to procure or maintain said insurance or to comply with any other provision of this Lease, Lessor shall have the right but shall not be obligated, to effect such insurance or compliance on behalf of Lessee. In that event, all monies spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed to be additional Rent, and shall be paid by Lessee to Lessor upon demand.

       11. LESSEE INDEMNITY. Lessee assumes liability for and shall indemnify, save, hold harmless (and, if requested by Lessor, defend) Lessor, it's officers, directors, employees, agents or assignees from and against any and all claims, actions, suites or proceedings of any kind and nature whatsoever, including all damages, liabilities, penalties, costs, expenses and legal fees (hereinafter "Claim(s)") based on, arising out of, connected with or resulting from this Lease of the Equipment, including without limitation the manufacture, selection, purchase, delivery, acceptance, rejection, possession, use, operation, ownership, return or disposition of the Equipment, and including without limitation Claims arising in contract or tort (including negligence, strict liability or otherwise), arising out of latent defects (regardless of whether the same are discoverable by Lessor or Lessee) or arising out of any trademark, patent or copyright infringement. If any Claim is made against Lessee or Lessor, the party receiving notice of such Claim shall promptly notify the other, but the failure of such person receiving notice so to notify the other shall not relieve Lessee of any obligation hereunder.

       12. TAX INDEMNITY. Lessee acknowledges that (1) Lessor intends to claim and take the accelerated cost recovery deductions available in the manner and as provided by section 168 and related sections of the Internal Revenue Code of 1986, as amended, and regulations adopted thereunder (the "Code") as in effect on the date hereof (such deductions being referred to hereinafter as "Tax Benefits") and (2) the Rent payable hereunder has been computed upon the assumption that such Tax Benefits shall be available to Lessor. Lessee represents and warrants to Lessor that Lessor shall be entitled to take such Tax Benefits and that all of the Equipment is, at and after the time of delivery of the Equipment to the location set forth in the Schedules, new, unless designated otherwise on the Schedules. Lessee further represents and warrants that it has not, and will not, at any time from such delivery through the term of this Lease take any action or omit to take any action (whether or not the same is permitted or required hereunder) which will result in the loss by Lessor of all or any part of the Tax Benefits. If as a result of any act, omission or misrepresentation of Lessee, the Tax Benefits are lost, disallowed, eliminated, reduced, recaptured, compromised or are otherwise unavailable to Lessor (any of the foregoing being a "Loss"), Lessee shall promptly pay to Lessor on demand, as additional Rent, an amount which will, after deduction therefrom of all taxes required to be paid in respect of the receipt thereof, enable Lessor to receive the same rate of return that Lessor would have realized had such Loss not occurred, together with any interest, penalties or additions to tax. Upon payment of such amount by Lessee, such act, omission or misrepresentation of Lessee which resulted in a Loss shall not be deemed a default hereunder. Any event which by the term of this Lease requires payment by Lessee to Lessor of the Stipulated Loss Value of the Equipment, shall not constitute the act, omission or misrepresentation of Lessee for purposes of the foregoing sentence. Lessor hereby agrees to exercise in good faith its best efforts (determined in the sole discretion of Tax Counsel of Lessor to be reasonable, proper and consistent with the overall tax interest of Lessor) to avoid requiring Lessee to pay the tax indemnity referred to in this Section 12; provided, however, Lessor shall have the sole discretion to determine whether or not to undertake judicial or administrative proceedings beyond the level of an Internal Revenue Service auditing agent; and provided further, that Lessor shall not be required to take any action pursuant to this sentence unless and until Lessee shall have agreed to indemnify Lessor for any and all expenses (including attorney's fees), liabilities or losses which Lessor may incur as a result of taking such action. For purposes of this Section 12, the term "Lessor" shall include the entity or entities, if any, with which Lessor consolidates its tax return.

       13. RETURN OF EQUIPMENT. Upon termination pursuant to the terms of this Lease or Section 15 of this Lease, Lessee shall immediately return the Equipment and all related accessories, to such place within the continental United States as is designated by Lessor. The Equipment shall, at Lessee's sole expense, be crated and shipped in accordance with the manufacturer's specifications, freight prepaid and properly insured. If the Equipment, upon its return, is not in good repair, condition and working order, ordinary wear and tear excepted, and has not been maintained in accordance with Section




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5 hereof, Lessee shall promptly reimburse Lessor for all reasonable costs incurred to place the Equipment in such condition.

       14.    Section left intentionally blank.

       15.    DEFAULT AND REMEDIES. (a) Lessee shall be in default hereunder if
(i) Lessee fails to pay Rent or any other payment required hereunder within five
(5) days of the due date thereof, (ii) Lessee fails to observe, keep or perform any other term or condition of this Lease and such failure continues for twenty
(20) days following receipt of written notice thereof from Lessor, (iii) any representation or warranty made by Lessee herein or in any document delivered to Lessor in connection herewith shall prove to be false or misleading, (iv) Lessee defaults under any other obligation to Lessor, or (v) at any time there shall occur under (A) any lease between Lessee and a party other than Lessor as lessor or (B) under any lease wholly or partially guaranteed by Lessee, the exercise by the lessor of its possessory remedies or commencement of legal proceedings by the lessor for default under the lease; provided that the aggregate future payments remaining to be made or guaranteed by Lessee exceed $25,000, and that under a lease described in (B) above within ten days of notice to Lessee of such exercise of remedies and demand for payment by Lessee any such amount guaranteed by Lessee remains unpaid. (b) If Lessee is in default, Lessor shall have the right to take any one or more of the following actions: (i) proceed by appropriate court action or actions at law or in equity to enforce performance by Lessee of the term and conditions of this Lease and/or recover damages for the breach thereof; and/or (ii) by written notice to Lessee, which notice shall apply to all Schedules hereunder except as specifically excluded therefrom by Lessor, declare due and payable, and Lessee shall without further demand, forthwith pay to Lessor an amount equal to any unpaid Rent then due as of the date of such notice plus, as liquidated damages or loss of the bargain and not as a penalty, an amount equal to the Stipulated Loss Value as set forth in the Schedules, and Lessee shall return the Equipment to Lessor as provided in
Section 13. Should Lessee fail to return the Equipment within five (5) days of receipt of such notice, Lessor may, personally, or by its agents, and with or without notice of legal process, enter upon the premises where the Equipment is located, without liability for trespass or other damages, and repossess the Equipment free from all claims by Lessee. Return or repossession of the Equipment shall not constitute a termination of this Lease unless Lessor so notifies Lessee in writing. With respect to Equipment returned to or repossessed by Lessor, if Lessor has not terminated this Lease, Lessor will, in such manner and upon such terms as Lessor may determine in its sole discretion, either sell such Equipment at one of more public or private sales or re-lease the Equipment. The proceeds of sale or re-lease shall be applied in the following order or priority: (i) to pay all Lessor's fees, costs and expenses for which Lessee is obligated pursuant to (c), below; (ii) to the extent not previously paid by Lessee, to pay Lessor its liquidated damages hereunder and all other sums then remaining unpaid hereunder; and (iii) to reimburse Lessee for any sums previously paid by Lessee to Lessor as liquidated damages; and (iv) any surplus shall be retained by Lessor. In the event the proceeds of sale or re-lease are less than the sum of the amounts payable under (i) and (ii), Lessee shall pay Lessor such deficiency, forthwith. The Proceeds of a credit sale or re-lease shall be discounted to their present value at the prime rate in effect at the inception of the Schedules plus four hundred (400) basis points (4%). (c) Lessee shall be liable for all legal and collection fees, costs and expenses arising from Lessee's default and the exercise of Lessor's remedies hereunder, including costs of repossessions, storage, repairs, reconditioning and sale or re-leasing of the Equipment. (d) In the event that any court of competent jurisdiction determines that any provision of this Section 15 is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing its damages sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession of sale or re-lease of the Equipment shall not bar an action for damages for breach of this Lease, as hereinabove provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess the Equipment. No express or implied waiver by Lessor of any default shall in any way be, or be construed to be, a continuing waiver or a waiver of any future or subsequent default.

       16. FURTHER ASSURANCES. Lessee agrees, at the request of Lessor, to execute and deliver to Lessor any financing statements, fixture filings or other instruments necessary for expedient filing, recording or perfecting the interest and title of Lessor in this Lease and the Equipment, agrees that a copy of this Lease and any Schedule may be so filed, and agrees that all





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costs incurred in connection therewith (including, without limitation, filing fees and taxes) shall be paid by Lessee, and agrees to promptly, at Lessee's expense, deliver such other documents and assurances, and take such further action as Lessor may request, in order to effectively carry out the intent and purpose of this Lease and Schedules. Additionally, Lessee agrees that where permitted by law, a copy of the financing statement may be filed in lieu of the original. Lessee shall, as soon as practicable, deliver to Lessor, Lessee's future quarterly and annual reports of financial condition, prepared in accordance with generally accepted accounting principles, in a manner consistently applied; which reports Lessee represents and warrants shall fully and fairly present the true financial condition of Lessee. Lessee's covenants, representations, warranties and indemnities contained in Section 8, 11, 12 and 19 are made for the benefit of Lessor and shall survive, remain in full force and effect and be enforceable after the expiration or termination of this Lease for any reason.

       17. ACCEPTANCE OF EQUIPMENT: NON CANCELLABLE. Lessee's acceptance of the Equipment shall be conclusively and irrevocably evidenced by Lessee signing the Certificate of Acceptance in the form of Annex A to the Schedules and upon acceptance, the Schedules shall be noncancelable for the Initial Term thereof. If Lessee cancels or terminates the Schedules after its execution and prior to delivery of the Equipment or if Lessee fails or refuses to sign the Certificate of Acceptance as to all or any part of the Equipment within a reasonable time, not to exceed five (5) days, after the Equipment has been delivered, in which event Lessee will be deemed to have canceled the Schedule, Lessee shall automatically assume all of Lessor's purchase obligations for the Equipment and Lessee agrees to indemnify and defend Lessor from any claims, including any demand for payment of the purchase price for the Equipment, by the manufacturer or seller of the Equipment. In addition thereto, Lessee shall pay Lessor (a) all of Lessor's out-of-pocket expenses and (b) a sum equal to one percent (1%) of the total rents for the lease term as liquidated damages, the exact sum of which would be extremely difficult to determine and is reasonably estimated hereby, to reasonably compensate Lessor for credit review, document preparation, ordering equipment and other administrative expenses. Lessor may apply any advance Rent payments to sums due from Lessee under (a) and (b) above.

       18. ASSIGNMENT. Lessee acknowledges and agrees that Lessor may, at any time, without notice to or consent of Lessee, assign its rights but not its obligations under this Lease and/or mortgage, or pledge or sell the Equipment. Such assignee or mortgagee may re-assign this Lease and/or mortgage without notice to Lessee. Any such assignee or mortgagee shall have and be entitled to exercise any and all rights and powers of Lessor under this Lease, but such assignee or mortgagee shall not be obligated to perform any of the obligations of Lessor hereunder other than Lessor's obligation not to disturb Lessee' quiet and peaceful possession of the Equipment and unrestricted use thereof for its intended purpose during the term thereof and for as long as Lessee is not in default of any of the provisions hereof.

       Without limiting the foregoing, Lessee further acknowledges and agrees that in the event Lessee receives written notice of an assignment from Lessor, Lessee will pay all Rent and any and all other amounts payable by Lessee under any Schedule to such assignee or mortgagee or as instructed by Lessor, notwithstanding any defense or claim of whatever nature, whether by reason of breach of such Schedule or otherwise which it may now or hereafter have as against Lessor (Lessee reserving its right to make claims directly against Lessor). Lessee agrees to confirm in writing receipt of notice of assignment as may be reasonably requested by assignee or mortgagee.

       19. REPRESENTATIONS AND WARRANTIES. Lessee represents and warrants to Lessor that: (i) the making of this Lease and any Schedule thereto executed by Lessee are duly authorized on the part of Lessee and upon execution thereof by Lessee and Lessor they shall constitute valid obligations binding upon, and enforceable against, Lessee ; (ii) neither the making of this Lease or such Schedule, nor the due performance thereof by Lessee, including the commitment and payment of the Rent, shall result in any breach of, or constitute a default under, or violation of, Lessee's certificate of incorporation, by-laws, or any agreement to which Lessee is a party or by which Lessee is bound; (iii) Lessee is in good standing in its state of incorporation and in any jurisdiction where the Equipment is located, and is entitled to own properties and to carry on business therein; and (iv) no approval, consent or withholding of objection is required from any governmental authority or entity with respect to the entering into, or performance of this Lease or such Schedules by Lessee.




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Lessee shall provide Lessor a Certified Copy of it's Corporate Resolutions and
Certificate of Incumbency substantially in the form of Annex B hereto.

       20. NOTICES. Any notice required or given hereunder shall be deemed properly given (i) three (3) business days after mailed first class, or certified mail, return receipt requested, postage prepaid, addressed to the designated recipient at its address set forth at the heading hereof or such other address as such party may advise by notice given in accordance with this provision or (ii) upon receipt by the party to whom addressed if given in writing by personal delivery, commercial courier service, telecopy or other means which provides a permanent record of the delivery of such notice.

       21. LESSEE'S OBLIGATIONS UNCONDITIONAL: NO OFFSET. This Lease is a net lease and except as expressly provided for herein, the Lessee shall not be entitled to any abatement or reduction of rent and Lessee hereby agrees that Lessee's obligation to pay all rent and other amounts hereunder shall be absolute and unconditional under all circumstances.

       22. COUNTERPARTS. Each Schedule may be executed in one or more counterparts, each of which shall be deemed an original as between the parties thereto, but there shall be a single executed original of each Schedule which shall be marked "Counterpart No. 1"; all other counterparts shall be marked with other counterpart numbers. To the extent, if any, that a Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code) no-security interest in the Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. The Master Lease Agreement is incorporated by reference in each of the Schedules and shall not be chattel paper by itself.

       23. SPECIAL TERMS. Lessee agrees that if Lessee hereafter desires to lease additional equipment and receives a bona fide commitment to lease such equipment from a third party, then Lessor shall have the right in its sole discretion, to lease such equipment to Lessee upon the same terms and conditions as are contained in such commitment.

       24. GOVERNING LAW. This Lease and any Schedules thereto are entered into, under and shall be construed in accordance with, and governed by, the laws of the State of Arizona without giving effect to its conflicts of laws principles. The State of Arizona shall have exclusive jurisdiction over any action or proceeding brought to enforce or interpret this Lease or otherwise in connection therewith.

       25. WAIVER OF JURY. LESSOR AND LESSEE EACH HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATED TO, THIS LEASE, THE SCHEDULES THERETO OR ANY CONDUCT, ACTS OR OMISSIONS BY LESSOR OR LESSEE OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR ATTORNEYS; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

       26. PURCHASE OBLIGATION. Lessee shall be obligated to purchase all items of the Equipment then subject to a Schedule at the expiration of the Initial Term for such items of the Equipment for a purchase price, payable in immediately available funds, equal to the Fair Market Value of such items which Fair Market Value shall be equal to 10% of the original Purchase Price of the Equipment, plus any applicable sales, excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). Lessor's sale of any items of Equipment shall be on an "as is", "where-is" basis, without any representation or warranty by or recourse to Lessor, as provided by the provisions of the Lease on disclaimer of warranties, and shall be subject to such additional terms and conditions as may be specified in the Schedule.

       27. MISCELLANEOUS. For purposes of this Lease, the term "Rent" as used herein shall mean and include all amounts payable by Lessee to Lessor hereunder. The captions of this Lease are for convenience only and shall not be read to define or limit the intent of the provision which follows such captions. This Lease contains the entire agreement and understanding between Lessor and Lessee relating to the subject matter hereof. Any variation or modification hereof and any waiver of any of the provisions or conditions hereof shall not be valid unless in writing signed by an authorized representative of the



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parties hereto. Any provision of this Lease which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Lessor's failure at any time to require strict performance by Lessee or any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith or with any other provision. The term "Lessee" as used herein shall mean and include any and all Lessees who have signed this Lease, each of whom shall be jointly and severally bound thereby.


THIS LEASE IS A NON-CANCELLABLE LEASE. THIS LEASE IS SUBJECT TO THE TERMS AND CONDITIONS WRITTEN ABOVE WHICH LESSEE ACKNOWLEDGES HAVING READ. THIS LEASE SHALL BE EFFECTIVE UPON EXECUTION BY LESSEE AND LESSOR.



LESSOR:                                  LESSEE:

FINOVA Technology Finance, Inc.          Creative BioMolecules, Inc.


By: /s/Linda A. Moschitto                By: /s/Wayne E. Mayhew III
    --------------------------------         -----------------------------------
Title: Director, Contract Admin.         Title: VP & Chief Financial Officer
       -----------------------------            --------------------------------
Date Accepted: 10/31/97                  Date Accepted: 10/22/97
               ---------------------                    ------------------------




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